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                                                                    Exhibit 11.1



                     INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE


                                              Three Months Ended                             Twelve Months Ended
                                                 September 30,                                  September 30,
           Basic:                   2001             2000           1999            2001            2000           1999
                                 -----------     -----------    -----------     -----------     -----------    -----------
Weighted average number of
common shares                     9,490,411       9,426,068      7,802,991       9,462,166       8,829,182      6,969,090
Income from Continuing
Operations                       $    $0.12      $    $0.08     $    $0.13      $     0.42      $     0.42     $     0.43
Income from Discontinued
Operations                       $    $0.00      $    $0.00     $    $0.00      $     0.00      $     0.01     $     0.03
Gain on Disposal of
Discontinued Segment             $    $0.00      $     0.04     $    $0.00      $     0.00      $     0.04     $     0.00
                                 -----------     -----------    -----------     -----------     -----------    -----------
Net Income                       $     0.12      $     0.12     $     0.13      $     0.42      $     0.47     $     0.46

Diluted:
Weighted average number of
common shares                     9,742,545       9,598,615      8,331,158       9,672,833       9,283,546      7,422,601
Income from Continuing
Operations                        $    0.12      $     0.08     $    $0.12      $     0.41      $     0.40     $     0.40
Income from Discontinued
Operations                        $    0.00      $     0.00     $     0.00      $     0.00      $     0.01     $     0.03
Gain on Disposal of
Discontinued Segment              $    0.00      $     0.04     $     0.00      $     0.00      $     0.04     $     0.00
                                 -----------     -----------    -----------     -----------     -----------    -----------
Net Income                        $    0.12      $     0.12     $     0.12      $     0.41      $     0.45     $     0.43